Exhibit 3.19

JILPETCO, INC.

BY-LAWS

ARTICLE I. - SHAREHOLDERS

Section 1.   Place of Meetings:

All meetings of the shareholders shall be held at the office of the company in Hansford County, Texas, or such other place as the directors may from time to time designate.

Section 2.   Annual Meeting:

The annual meeting of the shareholders shall be held on  10   a.m. on the 24th day of November        of each year, except that if such day is a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting of the shareholders they shall elect a Board of Directors, and they may transact their corporate business as shall be stated in the notice of the meeting.

Section 3.   Special Meetings:

Special meetings of the shareholders may be called by the President, the Secretary, the Board of Directors, or the holders of not less than one-tenth (1/10) of all of the shares ·entitled to vote at the meeting.

Section 4.   Notice of Shareholders Meetings:

Written or printed notice, stating the time and place of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon paid. Whenever notice of a meeting is required, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 5.   Voting:

Each share holder shall be entitled to one (1) vote for each share of capital stock standing in his name on the books of the Corporation on the date of which notice of the meeting is delivered; provided, however, that if such day is less than ten (10) days prior to the date of the meeting, the record date for determining the shares entitled to be voted shall be on the 10th day prior to the date of the meeting. At each election for directors, each stockholder shall have the right to vote the number of shares owned by him which are entitled to be voted, for as many persons as there are directors to be elected.

Section 6.   Quorum:

The holders, represented in person or by proxy, of a majority of the shares entitled to vote, shall constitute a quorum at a meeting of the shareholders.

Section 7.   Number of Votes Required and Manner of Voting at Meeting:

Unless by law a greater number of votes is required for the question under consideration, the vote of the holders of a majority of the shares entitled to be voted shall be the act of the shareholders meeting. Any qualified vote may demand a vote by ballot and in that case such vote shall be taken.

Section 8.   Proxies:

A shareholder may vote either in person or by proxy executed in writing by the shareholder, or by his duly authorized attorney in fact.  No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

ARTICLE II - BOARD OF DIRECTORS

Section 1.   Number and Qualification

The business and affairs of the corporation shall be managed by a Board of Directors of the corporation composed of three members. The number of directors may be increased or decreased from time to time by amendment of the By-Laws, but no decrease shall have the effect of shortening the term of any incumbent director.

Section 2.   Election:

Members of the initial Board of Directors shall hold office until the first meeting of the shareholders, and until their successors shall have been elected and qualified. Thereafter, the complete Board of Directors shall be elected at each annual meeting of the shareholders and shall hold office until the next succeeding annual meeting, and until their successors have been elected and qualified.

Section 3.   Resignation:

Any director may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if not time is specified, at the time of its receipt by the President or Secretary.  No acceptance shall be necessary to make it effective.

Section 4.   Vacancies:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of any increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

Section 5.   Place of Meetings:

Meetings of the Board of Directors, regular or special, may be held at the principal office of the corporation, or at such other place as the directors may determine from time to time.

Section 6.   Annual Meeting:

The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the principal office of the corporation, or at such other place as they may determine, for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.

Section 7.   Other Meetings:

(a)                  Regular Meetings: Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by the Board of Directors.

(b)                  Special Meetings: Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, and shall be called by the President or Secretary at any time upon the request of two (2) directors in writing. Notice of any special meeting shall be given to each of the directors at least three (3) days prior to the time specified for the meeting, and may be given by any means of communication.

(c)                  Waiver: Any notice provided for a meeting of the Board of Directors may be waived by a director in writing either before or after the meeting, and attendance at any meeting shall be considered as waiver of any required notice, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because such meeting is not lawfully convened.

Section 8.   Quorum:

A majority of the number of directors fixed by these shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present, shall be the act of the Board of Directors.

Section 9.   General Powers of Directors:

The Board of Directors shall have the management of the business of the corporation, and subject to the restrictions imposed by law, by the Certificate of Incorporation, or by these By-Laws, may exercise all of the powers of the corporation.

Section 10.  Specific Powers of Directors:

Without prejudice to such the general powers, it is expressly hereby declared that the directors shall have the following powers, to-wit:

(a)                  To adopt and alter a common seal of the corporation.

(b)                  To make and change regulations not inconsistent with these By-Laws, for the management of the corporation's business and affairs.

(c)                  To purchase, acquire, sell, convey, trade, lease, let, pledge, mortgage, assign, transfer and deliver all of the property of the corporation, real, personal or mixed, and to authorize the execution and acknowledgment and delivery of any and all character of contracts, deeds, bills of sale, transfers, assignments, leases, instruments of conveyance, mortgages, mineral deeds, oil and gas and mineral leases, pledges, dedications, deeds of trust, and such other instruments necessary or required in handling the property of the corporation without restriction or reservation.

(d)                  To pay for any property purchased for the corporation either wholly or partly in money, stocks, bonds, debentures, or other securities of the corporation.

(e)                  To borrow money and to make and issue notes, bonds and other negotiable and transferable instruments, mortgages, deeds of trust and trust agreements, and to do every act and thing necessary to effectuate the same.

(f)                  To appoint and remove or suspend such Subordinate officers, agents or factors as they may deem necessary, and to determine their duties and fix, and from time to time change, their salaries or remuneration and to require security as and when they think fit.

(g)                  To remove any officer for cause, or any officer other than the President, Secretary, Treasurer or Vice-President, summarily without cause, and in their discretion from time to time, to devolve the powers and duties of any officer upon any other person for the time being.

(h)                  To confer upon any officer of the corporation the power to appoint, remove and suspend subordinate officers, agents and factors.

(i)                  To determine who shall be authorized on the corporation's behalf to make and sign bills, notes, acceptances, endorsements, checks, releases, receipts, contracts and other instruments.

(j)                  To determine who shall be entitled to vote in the name of and on behalf of the corporation upon, or to assign and transfer any shares of stock, bonds, or other securities of other corporations held by the corporation.

(k)                  To delegate any of the powers of the Board of Directors in relation to the ordinary business of the corporation to any standing or special committee, or to any officer or agent (with power to subdelegate) upon such terms as they think fit.

(l)                  To call special meetings of the stockholders for any purpose or purposes.

Section 11.  Compensation of Directors:

Directors shall not receive any stated salary for their services as directors, but, by resolution of the Board, may receive a fixed fee and expenses of attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise and receiving compensation therefor.

ARTICLE III - OFFICERS

Section 1.   Officers:

The officers of the corporation shall consist of a President, Vice President and a Secretary-Treasurer, and such other officers and assistant officers as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person. The President shall be a member of the Board of Directors, but no other officer need be a member of the Board.

Section 2.   Resignation:

Any officer may resign at any time. Such resignations shall be made in writing and shall become effective at the time specified therein, or if not time is specified, at the time the notice is delivered to the President or Secretary, or the person in charge of the general offices of the corporation.

Section 3.   Vacancies:

Whenever any vacancy shall occur in any office for any reason whatsoever, such office shall be filled by the Board of Directors and the officer so elected shall hold office until his successor is chosen and qualified.

Section 4.   President:

The President shall, when present, preside at all meeting of the Directors, and act as temporary chairman at and call to order all meetings of the stockholders; and he shall have power to call special meetings of the stockholders and directors for any purpose or purposes; appoint and discharge, subject to the approval of the directors, employees and agents of the corporation and fix their compensation; make and sign contracts and agreements in the name and on behalf of the corporation; borrow money from banks or other lending institutions on behalf of the corporation; and while the directors and the executive committee are not in session, he shall have general management and control of the business and affairs of the corporation. He shall see that the books, reports, statements and certificates applicable thereto are properly kept, made and filed according to law; and he shall generally do and perform all acts incident to the office of the president or which are authorized or required by law.

Section 5.   Vice President:

The Vice President shall be vested with all the powers and shall perform all the duties of the President in the absence or disability of the latter, unless or until the directors shall otherwise determine. He shall have such other powers and perform such other duties as shall be prescribed by the directors.

Section 6.   Secretary:

The Secretary shall give or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws; and in the case of his absence, refusal or neglect to do so, any such notice may be given by any person thereunto directed by the president or by the directors or stockholders upon whose requisition the meeting is called as provided by the By-Laws.

He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned by the directors of the corporation or by the president. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the president, and attest the same. He shall be sworn to the faithful discharge of his duties.

Section 7.   Treasurer:

The Treasurer shall have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation, and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose, full and accurate accounts of all moneys received and paid out on the account of the corporation, and whenever required by the president or the directors,·he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record o£ the expenses, losses, gains, assets and liabilities of the corporation. He shall, unless otherwise determined by the directors, have charge of the original stock books, transfer books and stock ledgers and act as transfer agent in respect to the stock and securities of the corporation, and he shall perform all of the other duties incidental to the office of treasurer. Whenever required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such an amount and with such surety as the board shall prescribe.

ARTICLE IV - MISCELLANEOUS

Section 1.   Principal Office:

The principal office of the corporation shall be 711 W.7th, Spearman, Texas 79081.

Section 2.   Seal:

The seal of the corporation shall be circular in form and shall contain the name of the corporation and the word "Texas" in the periphery and the word "seal" in the center thereof.

Section 3.   Fiscal Year:

The fiscal year of the corporation shall be from January 1 to December 31 of each year.

ARTICLE V - CAPITAL STOCK

Section 1.   Capital Stock:

The aggregate number of shares which the corporation shall have the authority to issue is One Thousand of the par value of $1.00 per share, all of common stock.

Section 2.   Consideration for Shares:

The capital stock, whether original issue or treasury shares, may be issued for such consideration as may be fixed from time to time by the Board of Directors, but never for less than par.

Section 3.   Payment for Shares:

The consideration for the issuance of shares may be paid, in whole or in part, in money, in property, tangible or intangible, or in labor or services actually performed for the corporation. When the payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to have been fully paid and non-assessable. No certificates shall be issued for any share until such share is fully paid.

Section 4.   Certificates Representing Shares:

Each holder of the capital stock of the corporation shall be entitled to a certificate signed by the president or vice-president and the secretary of the corporation, and sealed with the seal of the corporation certifying the number of shares owned by him and the corporation. Such certificate shall be in the Texas standard form.

Section 5.   Transfer of Stock:

The shares of the corporation shall be transferable only in the books of the corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney. or legal representative. Upon such transfer, the old certificates shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

ARTICLE VI - AMENDMENTS

Section 1.   Amendments of By-Laws:

The stockholders, the affirmative vote of the holder of a majority of the stock issued and outstanding, may, at any meeting, provided the substance of the proposed amendments has been stated in the notice of the meeting, amend or alter any of these By-Laws.

ADOPTED BY THE FIRST MEETING OF THE BOARD OF DIRECTORS.

JED MIESNER
Secretary

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